UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800 Bethesda, MD 20814
(Address of principal executive offices)

(204) 497-9024
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Failure to Satisfy a Continued Listing Rule or Standard.

On April 26, 2016, Northwest Biotherapeutics, Inc. (the “Company”) received a letter (the “Letter”) from the staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Staff had reviewed certain stock issuances by the Company to Cognate BioServices, Inc. (“Cognate”), and had determined that those issuances did not comply with Nasdaq Rules 5635(c) and (d), as described more fully below.

The Letter does not have any immediate effect on the listing of the Company’s common stock. The Company is currently in discussions with the Nasdaq Staff about two potential approaches to remedy the non-compliance with these rules, and the Company intends to regain compliance as quickly as possible.

As the Company has previously disclosed in ongoing periodic filings with the Securities and Exchange Commission (“SEC”), the Company’s products are all manufactured on a contract services basis by Cognate and, during certain periods of time, particularly during periods of peak enrollment and expenses in both the Company’s Phase III clinical trial of DCVax®-L for GBM brain cancer and the Company’s Phase I/II trial of DCVax®-Direct for all types of inoperable solid tumors, the Company paid substantial portions of Cognate’s invoices in stock rather than cash to conserve resources. This enabled both trials to proceed at full speed during 2013-2015, without suspension or reduction of the trials such as had been necessary during 2008-2011 due to the financial crisis. On January 17, 2014, the Company entered into contracts (the “Contracts”) with Cognate for manufacturing and related services that provided for a limited period of time (18 months), during which enrollment and program expenses were expected to be at maximum levels in both the DCVax-L and DCVax-Direct clinical trial programs, the Company would be permitted to pay half of Cognate’s invoices in stock and half in cash. In order to prevent possible concerns about Cognate disposing of large numbers of shares that it received as invoice payments, and potentially affecting the market price of the Company’s stock, the contracts further provided that Cognate would only receive unregistered, non-tradable shares, and that these shares would also be subject to multi-year vesting and lock-up restrictions. Since the Contracts precluded Cognate for years from monetizing any of the shares it received in lieu of cash payment of its invoices, the Contracts also included most favored nation anti-dilution provisions such that if the Company entered into transactions with unrelated investors or creditors involving a lower price per share, then the terms of Cognate’s shares would be conformed to the terms of the unrelated investors or creditors.

As reflected in the Company’s SEC filings, the Phase III and Phase I/II trial programs proceeded as anticipated to incur maximum levels of activity and expenses, and the Company paid certain portions of Cognate invoices in stock rather than cash during that period. However, by the end of 2014, the Company was able to raise sufficient resources to make such stock payments no longer necessary, and they ceased after only about 12 months of the 18-month period provided in the Contracts. In November 2014, the Company approved the issuance of adjustment shares under the most favored nation provision as a result of transactions done with unrelated investors. The approval and the plan to issue the adjustment shares was reported in the Company’s SEC filings at that time and subsequently, but the shares were not actually issued until October 2015, when completion of that issuance was required as a pre-condition of a $30 million financing the Company entered into.

On April 26, 2016, the Company received the Letter indicating that the Nasdaq Staff had reviewed certain stock issuances by the Company to Cognate during 2015 and 2014, that the Staff had determined that those issuances should be aggregated for purposes of applying Nasdaq rules, and that the aggregate total of the stock issuances in 2015 and 2014 should be measured against the Company’s stock outstanding in January 2014. The Letter further indicated that when the aggregated 2015 and 2014 stock issuances were measured against the stock outstanding in January 2014, the issuances exceeded 20% of the Company’s common stock outstanding in January 2014 before the issuances. Although the shares issued to Cognate were unregistered, non-tradable shares, and were also subject to multi-year vesting and lock-up restrictions (and an independent economic analysis by a major firm determined that the actual value of the shares was far lower), the applicable price per share for purposes of the Nasdaq rules is the market price of tradable shares. Some of the Company’s issuances to Cognate were below the market prices, and the most favored nation adjustments also resulted in issuances below the market prices. Nasdaq rule 5635(d) requires that a company obtain shareholder approval prior to the issuance, in a transaction not involving a public offering, of common shares or securities exercisable for common shares equal to 20% or more of the common shares outstanding before the issuance for less than the greater of book or market value. The Nasdaq Staff determined that the aggregated issuances by the Company to Cognate were not in compliance with this rule.

Also, the Nasdaq Staff interpreted an additional rule to apply to the Company’s issuances to Cognate. In the Company’s ongoing SEC filings, the Company reports all of its stock issuances to Cognate as equity compensation. Under U.S. GAAP accounting, a payment in the form of stock to any party is considered equity compensation, regardless of whether that party is an affiliate or unrelated. As reported in the Company’s ongoing SEC filings, Cognate is an affiliate of the Company, and the Company’s CEO, Linda Powers, serves on the Board of Cognate. Cognate is owned by Toucan Capital Fund III (“Fund III”), a passive holding entity that holds portfolio company shares of a predecessor fund which invested in both the Company and Cognate, as well as other companies. Fund III has no employees and no active operations. Ms. Powers serves as the Managing Director of Fund III and as such is considered to have voting and dispositive control over the portfolio company shares held by Fund III, including the shares of Cognate. Nasdaq rule 5635(c) requires that a company obtain shareholder approval prior to the issuance of shares or securities exercisable for common shares which may be acquired by officers, directors, employees or consultants of the Company. Although Ms. Powers never received any of the shares issued by the Company to Cognate, the Nasdaq Staff determined that because the Company recorded its issuances of common stock to Cognate as equity compensation under U.S. GAAP, and because of Ms. Powers’ role in regard to Cognate, this rule should apply to the stock issuances made by the Company to Cognate. As result, the Nasdaq Staff determined that those issuances were not in compliance with this rule.

The Letter has no immediate effect on the listing of the Company’s common stock. The Letter allows the Company until June 10, 2016 to submit a remediation plan to regain compliance with Nasdaq’s rules 5635(c) and (d). If the plan is accepted, Nasdaq can allow up to 6 months from the date of the Letter for the Company to evidence compliance with these rules.

The Company intends to take the appropriate steps to address the issues raised by the Nasdaq Staff as quickly as possible and is already in discussions with the Nasdaq Staff about two approaches to remediation. The Company intends to submit a remediation plan to Nasdaq promptly for its approval.

When a listed company fails to be in compliance with the continued listing rules, there is a range of potential actions which may follow. The Nasdaq Staff and the company may negotiate and agree upon a remediation plan, or the Nasdaq Staff could issue a letter of reprimand, or the Nasdaq Staff could initiate a process to delist the company’s common shares. If the latter were to occur, such company would have the opportunity for a hearing to review these issues before a Nasdaq Listing Qualifications Panel before any action would proceed.

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. Such statements are only predictions and actual events or results may differ materially from those anticipated in these forward-looking statements. However, there may be events or results in the future that we are not able to accurately predict or control. Factors that may cause such differences include, but are not limited to, those discussed under Item 1A. Risk Factors and elsewhere in the Company’s Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission, as well as the risks and uncertainties related to the actions and decisions of Nasdaq and Cognate. You should not place undue reliance on any forward-looking statements. The Company does not assume any obligation to update forward-looking statements as circumstances change, except as required by securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: May 2, 2016	By:	/s/ Linda Powers
Name: Linda Powers
Title: Chief Executive Officer